SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[ ]

Check the appropriate box:
[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[X]		Definitive Proxy Statement
[	]	Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-12

EMPIRE WATER CORPORATION
(Exact name of Registrant as specified in its charter.)

Payment of Filing Fee (Check the appropriate box):

[X]		No fee required.
[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:
		1.	Title of each class of securities to which transaction applies:
		2.	Aggregate number of securities to which transaction applies:
		3.	Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
		4.	Proposed maximum aggregate value of transaction:
		5.	Total fee paid:
[	]	Fee paid previously with preliminary materials.
[	]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
		1.	Amount Previously Paid;
		2.	Form, Schedule or Registration Statement No.
		3.	Filing Party:
		4.	Date Filed:

Empire Water Corporation
25 Orchard Road
Lake Forest, California 92630

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON March 14, 2008

To the shareholders of Empire Water Corporation:

     The 2008 Annual Meeting of Shareholders of Empire Water Corporation (the "Company") will be held at our office at 25 Orchard Road, Lake Forest, California 92630 on Friday, March 14, 2008, at 10:30 a.m. local time, for the purpose of considering and voting on the following matters:

(1)	A proposal to elect three members to our Board of Directors to hold office until the 2009 annual meeting of shareholders or until their successors are duly elected and qualified.

(2)	Ratify the appointment of Malone & Bailey, P.C. independent auditors to audit our financial statements for the year ending June 30, 2008.

(3)	The transaction of such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

     All holders of record of shares of Empire Water Corporation stock (Bulletin Board Symbol: EWCR) at the close of business on February 25, 2008 are entitled to receive notice of the meeting and to vote at the meeting.

     Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the meeting. Whether or not you expect to be present, please sign, date and return the enclosed proxy in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

     The proxy statement, Form 10-Q for the period ended December 31, 2007, Form 10-KSB for the period ended June 30, 2007 and the Form 8-K filed with the SEC on January 31, 2008 are enclosed herewith and are also available to be viewed and downloaded on the Internet at www.sec.gov. There is no online voting available for this meeting. If you intend to vote you must return the enclosed proxy or attend the meeting.

Larry Rowe
President and Secretary
Lake Forest, CA
February 25, 2008

     This is an important meeting and all shareholders are invited to attend the meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy as promptly as possible in the enclosed return envelope. Shareholders who execute a proxy may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

February 25, 2008

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES POSTAGE, IS ENCLOSED FOR THIS PURPOSE.

EMPIRE WATER CORPORATION

PROXY STATEMENT

     This proxy statement is furnished to shareholders of EMPIRE WATER CORPORATION, a Nevada corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the 2008 Annual Meeting of Shareholders of the Company (the “2008 Annual Meeting”), to be held at 25 Orchard Road, Lake Forest, California 92630 on Friday, March 14, 2008, at 10:30 a.m. local time and all adjournments. Shareholders of record at the close of business on February 25, 2008 will be entitled to notice of and to vote at the meeting and at all adjournments.

     When a properly executed proxy is received prior to the meeting, the shares represented will be voted at the meeting in accordance with the directions noted. A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later-dated proxy to the Secretary of the Company at the mailing address of the Company provided below, or by attending the meeting in person and so notifying the inspector of elections.

     Management does not intend to present any business for a vote at the meeting, other than the election of directors and the ratification of the appointment of the independent auditors. Unless shareholders specify otherwise in their proxies, proxies will be voted FOR the election of director nominees listed in this proxy statement and FOR the ratification of the appointment of the independent auditors. If other matters requiring the vote of shareholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote proxies held by them in accordance with their judgment on such matters.

     The complete mailing address of the Company’s executive offices is EMPIRE WATER CORPORATION, 25 Orchard Road, Lake Forest, California 92630. The approximate date on which this proxy statement and the accompanying proxy were first sent or given to the shareholders of the Company is February 28, 2008.

VOTING SECURITIES

     On February 25, 2008, the record date, there were outstanding and entitled to vote 18,593,300 shares of the common stock of the Company, held of record by approximately 55 persons. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of common stock held on the record date. Cumulative voting is not permitted under the Company’s Certificate of Incorporation or Bylaws.

PROPOSAL 1: ELECTION OF DIRECTORS

     The persons whose names are set forth as proxies in the enclosed proxy will vote all shares over which they have discretionary authority “FOR” the election of the nominees named below unless otherwise directed. Currently, Alfred Nutt is the only member of the Board of Directors. He is not standing for reelection. Although the Board of Directors of the Company does not anticipate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

     The Board of Directors recommends a vote FOR each of the nominees named below. The affirmative vote of holders of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote at the March 14, 2008 Annual Meeting is required to elect each director nominee. Each director will be elected for a one-year term or until his successor has been elected and qualified.

     Peter L. Jensen is currently our Principal Executive Officer. From December 1999 to February 19, 2008, he served as Chief Executive Officer of Basin Water, Inc. Since December 1999, Mr. Jensen has been a member of the Board of Directors of Basin Water, Inc. He was Chairman of the Board of Basin Water, Inc. from November 2006 to February 19, 2008 and President from December 1999 to October 2006. Basin Water’s common stock is traded on the NASDAQ Global Market under the symbol “BWTR.” From 1990 to 1999, Mr. Jensen served as Chairman of the Board of Directors of Western Water Company, a company engaged in the identification, development, transportation, sale and lease of water rights and water. From 1990 to 1997, he also served as President and Chief Executive Officer of Western Water Company. From 1989 to 1990, he served as Chairman of the Board of Directors of Yuba Natural Resources. From 1983 to 1990, Mr. Jensen served as a President of Yuba Natural Resources. Mr. Jensen is a registered professional engineer in California, and holds a B.S. and M.S. in chemical engineering from the Massachusetts Institute of Technology.

     John Kaites has been a Partner in the law firm of Ridenour, Hienton, Kelhoffer, Lewis & Garth since January 2000. Since January 1999, he has been the owner of and in the government relations firm of Public Policy Partners and since November 2005 a Partner in Turning Point Public Relations. Since October 2004, Mr. Kaites has been the owner of 913 W. McDowell LLC, a real estate holding company and since September 2007, a Partner in Blue Marble Energy Resources, which is engaged in the business of energy efficiency and renewable energy technology marketing and sales. Since November 2007, Mr. Kaites has been a Partner in Shields Consulting which provides local government consulting services and a Partner in World Class Services, which provides marketing and management consulting services. All of the foregoing business are located in Phoenix, Arizona.

     Piers Clark, PhD has served as Principal Scientist and a Director for Mouchel Parkman Services Limited, West Byfleet, England since November 2005 and a Director and Principal Scientist for Rentricity Limited, West Byfleet, England since March 2007. Since February 2007, Dr. Clark has been a Director of Water Science Limited, West Byfleet, England and since May 2007 Principal Scientist of Parkman Consultants Limited, West Byfleet, England. From October 2002 to May 2003, Dr. Clark was a Director for and consultant to British Water, London, England and from September 2002 to March 2004, a Director and Principal Scientist for Quay Environmental Limited (now dissolved) which was located in Berks, England. From June 2002 to September 2005, Dr. Clark was a Director and Scientist for Sonico

Limited, Kidderminster, England and from February 2003 to October 2005, a Director and Principal Scientist for W.S. Atkins International Limited, Epsom, Surrey, England.

BOARD MEETINGS, COMMITTEES, COMPENSATION AND INDEPENDENCE

Board Meetings and Committees

     During fiscal year ended June 30, 2007, our Board of Directors did not hold any meetings, but took actions by unanimous consent on a number of occasions.

Audit Committee

     The Audit Committee consists of all of our directors. None of our directors are or were independent as defined by the National Association of Securities Dealers Marketplace Rules. We have no audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, we believe the services of a financial expert are not warranted at this time.

     The Audit Committee generally has responsibility for appointing, overseeing, and determining the compensation of our independent certified public accountants, reviewing the plan and scope of the accountant’s audit, reviewing our audit and control functions, approving all permitted non-audit services provided by our independent certified public accountants, and reporting to our full Board of Directors regarding all of the foregoing. The Audit Committee communicates with the independent certified public accountants in connection with its review and approval of (i) the unaudited financials for inclusion in our quarterly reports and (ii) the annual audited financial statements for inclusion in our Annual Report on Form 10-K or Form 10-KSB. The Audit Committee also provides our Board of Directors with such additional information and material as it may deem necessary to make our Board of Directors aware of significant financial matters that require its attention. Additionally, the Audit Committee considers any related party transactions between the Company or any of its subsidiaries and any director, officer or the majority shareholder of the Company. The Audit Committee’s goals and responsibilities are set forth in a written Audit Committee Charter. The Audit Committee did not hold any meetings and took no action during the year ended June 30, 2007.

Disclosure Committee

     We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the Principal Executive Officer and the Principal Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports. Our disclosure committee did not meet in 2007.

Compensation Committee

     We do not have a compensation committee.

Nominations to the Board of Directors

     The Company believes that it is appropriate for the Company not to have a standing nominating committee or committee performing similar functions because it is appropriate for the full board to consider and make such director nominations, with the approval of a majority of the independent directors.

     Director nominees may be identified by the Board of Directors through current board members, officers, shareholders or other persons. Any shareholder desiring to submit a nomination to the Board of Directors should send the recommendation in writing, together with appropriate background and contact information, to the Secretary of the Company at the address of the Company’s principal executive offices set forth previously. The Board of Directors has not established formal minimum qualifications for a director nominee and evaluates any nominee on a case-by-case basis.

Family Relationships

     There are no familial relationships among the executive officers and directors.

DIRECTORS, EXECUTIVE DIRECTORS, PROMOTERS AND
CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF
THE EXCHANGE ACT

     Each of our officers and directors will serve until their respective successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office.

     The name, age and position of our present director and executive officers are set forth below:

Name	Age	Position(s)

Peter Jensen	57	Principal Executive Officer
25 Orchard Road
Lake Forest, CA 92630

Larry Rowe	64	President and Secretary
5200 River Avenue
Newport Beach, CA 92663

Alfred Nutt	71	Treasurer, Principal Financial Officer, Principal Accounting
Furstenstrasse 26		Officer and sole member of the Board of Directors
9496 Balzers
Liechtenstein

     Peter L. Jensen has been our Principal Executive Officer since February 19, 2008. From December 1999 to February 19, 2008, he served as Chief Executive Officer of Basin Water, Inc. Since December 1999, Mr. Jensen has been a member of the Board of Directors of Basin Water, Inc. He was Chairman of the Board of Basin Water, Inc. from November 2006 to February 19, 2008 and President from December 1999 to October 2006. Basin Water’s common stock is traded on the NASDAQ Global Market under the symbol “BWTR.” From 1990 to 1999, Mr. Jensen served as Chairman of the Board of Directors of Western Water Company, a company engaged in the identification, development, transportation, sale and lease of water rights and water. From 1990 to 1997, he also served as President and Chief Executive Officer of Western Water Company. From 1989 to 1990, he served as Chairman of the Board of Directors of Yuba Natural Resources. From 1983 to 1990, Mr. Jensen served as a President of Yuba Natural Resources. Mr. Jensen is a registered professional engineer in California, and holds a B.S. and M.S. in chemical engineering from the Massachusetts Institute of Technology.

     Larry Rowe has been our President and Secretary since February 7, 2008. From June 2000 to February 2008, Mr. Rowe was Vice President of Business Development for Basin Water, Inc. Mr. Rowe has 35 years of experience in running municipal water agencies. Mr. Rowe is not an officer or a director of any other reporting companies.

     Alfred Nutt has held his position as Treasurer, Principal Financial Officer, Principal Accounting Officer, and a member of the Board of Directors since June 20, 2006, and as Principal Executive Officer from December 18, 2007 to February 19, 2008. He was President from December 18, 2007 to February 7, 2008 and Secretary from June 20, 2006 to February 7, 2008. Since 2001, Mr. Nutt retired from full-time work and currently manages his family's investment portfolio. From 1986 to 2000, Mr. Nutt was the Chief Logistics Officer for AAW Production and Distribution Corporation, a private company based in Vaduz, Switzerland, that manufactured and supplied automotive parts to the automobile industry. From September 2004, through June 2006, Mr. Nutt was a Director and Treasurer for Arch Management Services Inc., a company currently listed on the Over-The-Counter Bulletin-Board that since his resignation has changed its name to Tiger Ethanol International Inc. and is currently trading under the symbol “TGEI”. From 1977 to 1986, Mr. Nutt was the Director of Marketing and Sales for Winterthur Insurance Company, an insurance company based in Winterthur, Switzerland, that provides life, property, and liability insurance products. In this position, Mr. Nutt was responsible for a sales team of 35 people. From 1957 to 1977, Mr. Nutt was the Chief Executive Officer, and Marketing and Sales Director, for Verno Corporation, a company based in Vaduz, Switzerland, that markets and sells sporting goods equipment. From 1952 to 1956, Mr. Nutt attended, and graduated from, the Superior Professional School of Commerce in Switzerland. From 1956 to 1957, Mr. Nutt attended, and graduated from, Cercle Commercial Suisse Paris (School for Advanced International Trade), in Paris, France. Mr. Nutt is not an officer or director of any other reporting companies.

     During the past five years, Messrs. Jensen, Rowe and Nutt have not been the subject of the following events:

*

Any bankruptcy petition filed by or against any business of which Messrs. Jensen, Rowe and Nutt were general partners or executive officers either at the time of the bankruptcy or within two years prior to that time.

*	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

*

An order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Messrs. Nutt’s, Jensens’s or Rowe’s involvement in any type of business, securities or banking activities.

*

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodity law, and the judgment has not been reversed, suspended or vacated.

Code of Ethics

     We have adopted a code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

Section 16(a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, or written representations that no other reports were required, and to the best of our knowledge, we believe that James M. Jack and Alfred Nutt filed Form 4s disclosing the return of all of their shares of common stock to us after the applicable filing deadline. Range Global Fund Ltd. and its affiliates filed their respective Forms 3 after the applicable reporting deadline. Mr. Rowe filed his Form 3 after the applicable reporting deadline. Mr. Jensen has not filed his Form 3, but will do so shortly.

Director Independence and Board Committees

     If elected, Messrs. John Kaites and Piers Clark will be independent directors. Mr. Jensen will not be independent because he is our Principal Executive Officer. Alfred Nutt is not standing for reelection.

Compensation Committee Interlocks and Insider Participation

     No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past with the exception of Peter Jensen who is a member of the Board of Directors of Basin Water, Inc. which is the parent corporation of Basin Water Resources, Inc. which owns 32.27% of our common stock.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

     To date, we have not paid any of our officers or directors any compensation. Accordingly, we have no compensation policies. Compensation arrangements and policies for these directors and officers will be established by our Board of Directors.

     We do not currently have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Executive Compensation

     No cash or equity-based compensation has been paid to any of our officers since inception in May 2005 to June 30, 2007, the end of our fiscal year or since that time to the present. We anticipate paying salaries in 2008. We do not know how much the salaries will be.

Executive Officer Compensation Table

						Non-	Nonqualified
						Equity	Deferred	All
						Incentive	Compensa-	Other
				Stock	Option	Plan	tion	Compen-
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Peter Jensen	2007	0	0	0	0	0	0	0	0
Principal Executive Officer 2006		0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

Larry Rowe	2007	0	0	0	0	0	0	0	0
President & Secretary	2006	0	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0	0

Alfred Nutt	2007	0	0	0	0	0	0	0	0
Principal Financial Officer	2006	0	0	0	0	0	0	0	0
and Treasurer	2005	0	0	0	0	0	0	0	0

James M. Jack	2007	0	0	0	0	0	0	0	0
(former President)	2006	0	0	0	0	0	0	0	0
(resigned)	2005	0	0	0	0	0	0	0	0

Employment Agreements

     We have not entered into employment agreements with any of our executive officers. We anticipate that we may enter into employment agreements with our new officers as they are appointed.

Compensation of Directors

     Each member of our board of directors will receive a fee of $25,000 plus an option to acquire up to 75,000 shares of common stock at an exercise price of $2.00 per share. Other than the foregoing, there are no plans or arrangements to compensate our directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of our board of directors. We have no director's service contracts.

Director's Compensation Table

Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Alfred Nutt	2007	0	0	0	0	0	0

James M. Jack	2007	0	0	0	0	0	0
(resigned)

Pension Benefits and Compensation Plans

     We do not have any pension benefits or compensation plans.

Potential Payments Upon Termination or Change-in-Control

     SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.

AUDIT COMMITTEE REPORT

     For the fiscal year 2007, the Audit Committee operated under a written charter adopted by our Board of Directors. The Audit Committee members are comprised of all of the members of the Board of Directors and their responsibilities and functions are not intended to duplicate or to certify the activities of management and the independent certified public accountants. Currently, the Board of Directors is comprised on one person. That person is Alfred Nutt. Mr. Nutt is not standing for reelection. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls.

     During the fiscal year 2007, the Audit Committee did not meet.

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

     The report of the Audit Committee shall not be deemed to be “soliciting material” or to be filed with the Commission, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Acts”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 25, 2008, the total number of shares owned beneficially by each of our directors and officers individually and as a group, and each person who is known by us to beneficially own more than 5% of our total outstanding shares. Percentage of beneficial ownership is based on 18,593,300 shares of common stock outstanding as of February 25, 2008. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares. Unless provided otherwise, the address of each person listed on the table is c/o Empire Water Corporation, 25 Orchard Road, Lake Forest, California 92630.

	Shares Beneficially Owned
Name and Address of
Beneficial Owner	Number	Percent of Class

Peter Jensen	0	0.00%

Larry Rowe	0	0.00%

Alfred Nutt	0	0.00%

All officers and directors as a group (3 persons)	0	0.00%

Basin Water Resources, Inc.	6,000,000	32.27%
8731 Prestige Court, Rancho Cucamonga, CA 91730

Range Global Fund Ltd. (1)	2,400,000	12.91%
14 Buckingham Gate, London, United Kingdom

(1)	Does not include warrants to acquire an additional 2,400,000 shares of common stock at an exercise price of $1.25 per warrant share. Such warrants are subject to a limitation on exercise that provides that the holder may not exercise such warrant if following such exercise the holder would beneficially own in excess of 9.999% of our issued and outstanding common shares.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

     Malone & Bailey, P.C. audited the Company’s consolidated financial statements for the fiscal year ended June 30, 2007, and has advised the Company that it will not have representatives available at the 2008 Annual Meeting to respond to the questions. The Board of Directors recommends a vote FOR ratification of that selection.

Fees

     The following presents fees for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual financial statements, fees for audit-related services, tax services and all other services.

(1) Audit Fees

     The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for our audit of annual financial statements and review of financial statements included in our Form 10-QSBs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2007	$8,300	Malone & Bailey, P.C., Certified Public Accountants
2006	$4,500	Malone & Bailey, P.C., Certified Public Accountants

(2) Audit-Related Fees

     The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding paragraph:

2007	$-0-	Malone & Bailey, P.C., Certified Public Accountants
2006	$-0-	Malone & Bailey, P.C., Certified Public Accountants

(3) Tax Fees

     The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning was:

2007	$-0-	Malone & Bailey, P.C., Certified Public Accountants
2006	$-0-	Malone & Bailey, P.C., Certified Public Accountants

(4) All Other Fees

     The aggregate fees billed in each of the last two fiscal yeas for the products and services provided by the principal accountant, other than the services reported in paragraphs (1), (2), and (3) was:

2007	$-0-	Malone & Bailey, P.C., Certified Public Accountants
2006	$-0-	Malone & Bailey, P.C., Certified Public Accountants

(5) Our audit committee's pre-approval policies and procedures described in paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X were that the audit committee pre-approve all accounting related activities prior to the performance of any services by any accountant or auditor.

(6) The percentage of hours expended on the principal accountant's engagement to audit our financial statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant's full time, permanent employees was 0%.

     Audit Fees for the fiscal years ended June 30, 2007 and June 30, 2006 represent the aggregate fees billed for professional services rendered by Malone & Bailey PC for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or Form 10-QSB or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit Committee Pre-Approval Policies and Procedures

     All audit and non-audit services performed by the independent certified public accountants are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee’s charter provides that the Audit Committee may delegate to any of its members the authority to pre-approve any services performed by the independent certified public accountants, provided that such approval is presented to the Audit Committee at its next scheduled meeting. All of the audit-related, tax and all other services described above were pre-approved by the full Audit Committee.

PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received by the Secretary of the Company at its principal executive offices by September 10, 2008 to be considered for inclusion in the proxy statement and form of proxy relating to the 2009 Annual Meeting. In order for any shareholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2009 Annual Meeting, such proposal must be received by the Secretary of the Company at its principal executive offices by September 10, 2008.

     The Annual Report on Form 10-KSB of the Company for the year ended June 30, 2007, including audited financial statements, is not enclosed with this proxy statement but may be obtained online at the SEC website at www.gov.sec. and do not constitute a part of the proxy soliciting material.

CODE OF ETHICS

     The Company adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. The Company has filed a copy of its Code of Ethics as Exhibit 14.1 to its report on Form 10-KSB for the fiscal year ended June 30, 2006. A copy of the Code of Ethics will be provided to any person without charge, upon request, by sending a copy of such request to the attention of the Corporate Secretary at Empire Water Corporation, 25 Orchard Road, Lake Forest, California 92630.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In June 2005, we issued a total of 5,000,000 shares of restricted common stock to James Jack, who at the time was our sole officer and director in consideration of $500 cash. In June 2006, Mr. Jack sol 2,500,000 of his common stock to Alfred Nutt, in consideration for $250 cash. In December 2007 we paid a stock dividend of eight additional shares of common stock for each share of common stock outstanding. After the stock dividend was paid, Mr. Jack owned 22,500,000 shares of common stock and Mr. Nutt owned 22,500,000 shares of common stock. In December 2007, Mr. Jack returned all of his shares of common stock to us and the shares were cancelled. In January 2008, Mr. Nutt returned all of his shares of common stock to us and the shares were cancelled.

     Mr. Jack has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of June 30, 2007, Mr. Jack advanced us $45,421 for our benefit. There is no due date for the repayment of the funds advanced by Mr. Jack. The obligation to Mr. Jack does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Jack or the repayment of the funds to Mr. Jack. The entire transaction was oral.

     Our office was located at the home of Mr. Jack. We did not pay any rent to Mr. Jack and there was no agreement to pay any rent to Mr. Jack.

     Our office is currently located at 25 Orchard Road, Lake Forest, California 92630.

SOLICITATION

     The Company will bear the cost of the solicitation of proxies. In addition to solicitation by mail, certain of the directors, officers or regular employees of the Company may, without extra compensation, solicit the return of proxies by telephone or electronic media. Arrangements will be made with brokerage houses, custodians and other fiduciaries to send proxy material to their principals, and they will be reimbursed by the Company for any out-of-pocket expenses.

VOTING PROCEDURES

     A majority of the outstanding shares of common stock present in person or represented by proxy at the 2008 Annual Meeting constitutes a quorum for the transaction of business. If an executed proxy is returned and the shareholder has explicitly abstained from voting on a proposal, the shares represented by such proxy will be considered present at the annual meeting for purposes of determining a quorum and will count as votes cast on the matter but will not count as votes cast in favor of the proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting but are not counted and have no effect on the results of the vote.

     The inspector of elections appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the meeting. The affirmative vote of holders of a plurality of the common stock present or represented by proxy at the meeting and entitled to vote is required for the election of each director nominee (Proposal 1), and the affirmative vote of holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote is required on the ratification of the selection of auditors (Proposal 2) and on all other matters before the meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors, and on all other matters abstentions have the effect of a vote against the proposal and broker non-votes will not be taken into account.

OTHER MATTERS

     Shareholders who wish to communicate with the Board of Directors, or with any individual director, may send such communication in writing addressed to the Board of Directors, or to an individual director, at 25 Orchard Road, Lake Forest, California 92630 All communications received from shareholders are sent directly to Board members.

     The Board knows of no other business to come before the 2008 Annual Meeting. However, if any other matters are properly brought before the 2008 Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

P R O X Y

FOR THE ANNUAL MEETING
OF SHAREHOLDERS OF
EMPIRE WATER CORPORATION

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned hereby constitutes and appoints Larry Rowe with the power of substitution, attorneys and proxies to appear and vote at the Annual Meeting of Shareholders of EMPIRE WATER CORPORATION to be held at 25 Orchard Road, Lake Forest, California 92630 on Friday, March 14, 2008, at 10:30 a.m. local time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, including authority to vote on the matters shown below in the manner directed and upon any other matter which may properly come before the meeting.

     This proxy is solicited on behalf of the Board of Directors of EMPIRE WATER CORPORATION. Except as specified to the contrary below, the shares represented by this proxy will be voted for Proposals 1 and 2. The undersigned hereby revokes any proxy previously given to vote such shares at the meeting or at any adjournment.

PLEASE MARK THE FOLLOWING WITH AN "X."

1.	[ ]	ELECTION OF DIRECTORS	[ ]	WITHHOLD AUTHORITY
		FOR all nominees listed		to vote for none of the
		below (except as marked		nominees listed below
to the contrary below)

(INSTRUCTION: To withhold authority to vote for any
individual nominee strike a line through the nominee's
name in the list below.)

Peter Jensen
John Kaites
Piers Clark PhD

2.	Ratification of the appointment of Malone & Bailey, PC, as the Company's independent public accountants for the fiscal year ending June 30, 2008.

[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

     PLEASE VOTE, DATE AND SIGN YOUR NAME(S) EXACTLY AS PRINTED ON THIS PROXY, indicating, where applicable, official position or representative capacity.

Signature

(Additional signature(s) if held jointly)

DATE:  ______________________

PLEASE RETURN THIS PROXY IN THE POSTAGE PAID
SELF ADDRESSED ENVELOPE ENCLOSED.

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